                                                                  EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 2001 included in Westport Resources Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



Denver, Colorado,

       August 31, 2001.

                            Arthur Andersen LLP